Exhibit 99.1


FOR IMMEDIATE RELEASE

STRATFORD AMERICAN CORPORATION ANNOUNCES STOCK PURCHASE

     PHOENIX, Ariz. - (BUSINESS WIRE) - April 17, 2001 - Stratford American Corporation (OTC Bulletin Board: STFA) today announced that it has acquired 100% of the Common Stock of SA Oil and Gas Corporation, a privately held company, in exchange for 755,948 shares of Stratford American Corporation's Common Stock.

     SA Oil and Gas Corporation owns working interests and/or royalty interests in 87 oil and gas properties located in Oklahoma and Texas. SA Oil and Gas Corporation's revenues for the fiscal year ended December 31, 2000 were $550,000 with net income of $265,000. For the first quarter ending March 31, 2001 the SA Oil and Gas Corporation anticipates revenues of $145,000 with net income of $85,000.

     Stratford American Corporation owns a 17.5% interest in Raintree Development, which holds approximately 10 acres of real property in Scottsdale, Arizona, for office development.

     The Company plans to continue to acquire oil, gas and real estate properties that generate cash flow and net income on a long-term basis.

Contact: Stratford American Corporation
         Mel Shultz (602) 956-7809

SAFE HARBOR STATEMENT:

     Certain statements contained in this release, including statements regarding the Company's plan to acquire new unrelated business opportunities, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from the forward-looking statements. Such factors include, among other things: the fact that the Company has no significant operations; the risk that the Company will not be able to complete additional acquisitions to re-establish significant operations; the risk that the Company's acquisition of SA Oil and Gas Corporation may not be profitable; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.